CONSENT OF ERNST & YOUNG LLP,
                           INDEPENDENT AUDITORS

            We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 15, 1998, except for
Note 10, as to which the date is February 20, 1998, on the financial statements of Erols Internet, Inc. included in the Registration Statement
(Form S-1 No. 333-   ) to be filed on or about May 20, 1998 and related
Prospectus of RCN Corporation for the registrationof 10,989,010 shares of RCN Corporation's common stock.

                                       Ernst & Young LLP

Vienna, Virginia
May 20, 1998